EXHIBIT 17

ezVote Consolidated Proxy Card
This form is your EzVote Consolidated Proxy. It reflects all of your accounts registered to the same Social Security or Tax I.D. number at this address. By voting and signing the Consolidated Proxy Card, you are voting all of these accounts in the same manner as indicated on the reverse side of the form.

American Century World Mutual Funds, Inc.
Life Sciences Fund ■ Technology Fund
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON May 5, 2009

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholder of the above-referenced Fund(s) (the “Fund(s)”), a series of American Century World Mutual Funds, Inc. (the "Corporation"), hereby appoints each of Charles A. Etherington, David H. Reinmiller, Brian L. Brogan, Otis H. Cowan and Janet A. Nash, collectively or individually, as his or her attorney-in-fact and proxy, with the power of substitution of each, to vote and act with respect to all shares of the Funds, which the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Meeting”) to be held on May 5, 2009 at the principal executive offices of the Corporation at 4500 Main Street, Kansas City, Missouri 64111, at 10 a.m. Central Time, and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting or any adjournment thereof.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

               Please complete, sign and return this card as soon as possible.

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                Signature(s) and Title(s), if applicable                                                      Date

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

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▲ IF VOTING THE CONSOLIDATED PROXY CARD DO NOT SIGN,
DATE OR RETURN THE INDIVIDUAL BALLOTS ▲

To Vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call toll-free 1-888-221-0697 3) Follow the simple instructions.	To vote by Internet 1) Read the Proxy Statement and have the proxy card below at hand. 2) Log on to www.proxyweb.com 3) Follow the simple instructions.	To vote by Mail 1) Read the Proxy Statement 2) Check the appropriate boxes on the proxy card on the reverse side. 3) Sign and date the proxy Card. 4) Return the proxy card in the envelope provided.

IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR CARD.

    INDIVIDUAL BALLOTS
On the reverse side of this form (and on accompanying pages, if necessary) you will find individual ballots, one for each of your accounts. If you would wish to vote each of these accounts separately, sign in the signature box below, mark each individual ballot to indicate your vote, detach the form at the perforation above and return the individual ballots portion only.

          NOTE: If you choose to vote each account separately, do
                              not return the Consolidated Proxy Card above.

                        _______________________________________________________
                        Signature(s) and Title(s), if applicable                                                      Date

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

                             ezVoteSM Consolidated Proxy Card

After careful consideration, the Board of Directors of the Corporation unanimously approved the proposals listed below and recommended that shareholders vote “for” the proposals.

PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK OR NUMBER 2 PENCIL. PLEASE DO NOT USE FINE POINT PENS.

FOR	AGAINST	ABSTAIN
1. Life Sciences Fund only:
To approve an agreement and plan of reorganization providing for (i) the transfer of the assets of the Life Sciences Fund, a series of American Century World Mutual Funds, Inc.,  into the Growth Fund, a series of American Century Mutual Funds, Inc. solely in exchange for newly issued shares of Growth, and (ii) the subsequent distribution by Life Sciences of such shares to its shareholders in exchange for their shares in Life Sciences.
[ ]	[ ]	[ ]
FOR	AGAINST	ABSTAIN

2. Technology Fund only:
To approve an agreement and plan of reorganization providing for (i) the transfer of the assets of the Technology Fund, a series of American Century World Mutual Funds, Inc., into the Growth Fund, a series of American Century Mutual Funds, Inc. solely in exchange for newly issued shares of Growth, and (ii) the subsequent distribution by Technology of such shares to its shareholders in exchange for their shares in Technology.
[ ]	[ ]	[ ]

YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE, SIGN AND RETURN THIS CARD AS SOON AS POSSIBLE.

 IF VOTING THE CONSOLIDATED CARD DO NOT SIGN, DATE OR RETURN THE INDIVIDUAL BALLOTS